EXHIBIT 35.1
VW Credit, Inc. Annual Servicer Compliance Statement
Pursuant to Section 7.11 of the Transaction SUBI Servicing Supplement
And Item 1123 of Regulation AB

VOLKSWAGEN AUTO LEASE TRUST 2006-A
The undersigned, a duly authorized officer of VW Credit, Inc. (“VCI”), as Servicer under the Transaction SUBI Supplement 2006-A to Servicing Agreement dated as of August 3, 2006 (as amended and supplemented, or otherwise modified and in effect from time to time, the “Transaction SUBI Servicing Supplement”), by and among VW Credit Leasing, Ltd., VCI, as Servicer, and U.S. Bank National Association, as SUBI Trustee, does hereby certify that:
1.	A review of the activities of the Servicer during the period from January 1, 2007 through December 31, 2007, and of its performance under the Transaction SUBI Servicing Supplement was conducted under my supervision.

2.	To the best of my knowledge, based on such review, the Servicer has, fulfilled all of its obligations under the Transaction SUBI Servicing Supplement in all material respects throughout such period, except that on November 2, 2007 an error was discovered in the Monthly Servicer’s Certificates filed on May 21, 2007, June 20, 2007, July 20, 2007, August 20, 2007, September 20, 2007 and October 22, 2007. Line 113, the Actual Monthly Prepayment Speed, was incorrectly reported on the Monthly Servicer’s Certificates. On November 16, 2007, restated versions of the Monthly Servicer’s Certificates were delivered to the Indenture Trustee. On November 20, 2007, amendments to the Form 10-D were filed in order to replace the exhibit 99.1. In addition, on December 12, 2007 a process control deficiency was identified (and corrected December 18, 2007) in the calculation of the daily amount required to transfer to the collection account, however, sufficient funds were being transferred and there was no impact to the Noteholders.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on behalf of the Servicer this twenty-eighth day of March, 2008.

s/s Frank Witter
Name:	Frank Witter
Title:	President & CFO